================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     COLLABORATIVE CLINICAL RESEARCH, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         JEFFREY A. GREEN, PHARM.D. FCP
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

LOGO

April 21, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Collaborative Clinical Research, Inc. to be held on Tuesday, May 20, 1997 at 10:00 a.m. at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio.

     In addition to the election of Directors, at this year's Annual Meeting shareholders will be asked to approve proposals to increase the number of Common Shares authorized to be issued under the Company's stock option plans. Detailed information about the matters to be addressed at the Annual Meeting is set forth in the accompanying Proxy Statement, which shareholders are encouraged to read carefully.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person even if you have previously returned your proxy card.

     On behalf of the Board of Directors and management of Collaborative Clinical Research, Inc., we would like to thank you for your continued support and confidence.

                                          Sincerely yours,

                                          /s/ Dr. Jeffrey A. Green

                                          Dr. Jeffrey A. Green
                                          President and Chief Executive Officer

           Collaborative
           Clinical Research, Inc.

                     COLLABORATIVE CLINICAL RESEARCH, INC.

                      20600 Chagrin Boulevard, Suite 1050
                             Cleveland, Ohio 44122

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 20, 1997

     The 1997 Annual Meeting of Shareholders of Collaborative Clinical Research, Inc. (the "Company") will be held on Tuesday, May 20, 1997 at 10:00 a.m., Cleveland, Ohio local time at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio. At the meeting, shareholders will act on the following matters:

        1. The election of one Director in the class whose term will expire at the Annual Meeting of Shareholders in the year 2000;

        2. A proposal to increase the number of Common Shares with respect to which options may be awarded under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan from 182,667 to 557,667 Common Shares;

        3. A proposal to increase the number of Common Shares with respect to which options may be awarded under the Company's Amended and Restated 1996 Outside Directors Stock Option Plan from 25,000 to 50,000 Common Shares; and

        4. Such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

     Only shareholders of record at the close of business on April 11, 1997 will be entitled to receive notice of and to vote at the meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          Thomas F. McKee
                                          Secretary

Cleveland, Ohio
April 21, 1997

        EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE
              ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE

                     COLLABORATIVE CLINICAL RESEARCH, INC.
                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                       Mailed on or about April 21, 1997

                                  INTRODUCTION

     This Proxy Statement is furnished to the holders of Common Shares, without par value (the "Common Shares") of Collaborative Clinical Research, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors to be voted at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Tuesday, May 20, 1997 at 10:00 a.m., local time, at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio.

     Only holders of Common Shares of record at the close of business on April 11, 1997 will be entitled to receive notice of and to vote at the Annual Meeting. On April 11, 1997, there were 6,365,414 Common Shares outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote. Shareholders do not have the right to vote cumulatively in the election of Directors.

     At the Annual Meeting, the inspector of election appointed by the Company for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Code of Regulations, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as present for these purposes. Such inspectors also will treat as present shares held in street name by brokers that vote on at least one proposal to come before the Annual Meeting.

     The nominee for election as a Director receiving the greatest number of votes cast will be elected. Pursuant to the Company's Code of Regulations, the outcome of all matters (other than the election of Directors) present at the Annual Meeting will be, unless otherwise provided by law or the Company's Articles of Incorporation, decided by the vote of a majority of the Common Shares present in person or by proxy and entitled to vote on the matter in question. For purposes of determining whether a proposal (except for the election of Directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy, such broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with National City Bank, in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same Common Shares and delivering it to the Transfer Agent at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to National City Bank, Corporate Trust Administration, Third Floor Annex, 1900 East Ninth Street, Cleveland, Ohio 44114.

             SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Shares as of April 11, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Shares, (ii) each Director, (iii) each Named Executive Officer and (iv) all Directors and executive officers as a group.

                                                                               COMMON SHARES
                                                                           BENEFICIALLY OWNED(1)
                                                                           ---------------------
                  NAME AND ADDRESS OF BENEFICIAL OWNER                      NUMBER       PERCENT
-------------------------------------------------------------------------  ---------     -------
Dr. Jeffrey A. Green (2).................................................    392,436        6.2%
Timothy G. Biro (3)......................................................        200          *
Seth B. Harris (4).......................................................     68,534        1.1%
Alan M. Mendelson (5)....................................................    583,853        9.2%
Dr. Robert M. Stote......................................................     25,974          *
James A. Terwoord (6)....................................................     73,217        1.1%
Debra S. Adamson.........................................................     74,074        1.2%
Dr. Mary L. Westrick.....................................................     74,074        1.2%
Nathan F. Messinger (7)..................................................     58,500          *
Dr. Alan G. Walton (8)...................................................    647,252       10.2%
Dr. Steven E. Linberg (9)................................................         --         --
Brantley Venture Partners II, L.P........................................    746,052       11.7%
  20600 Chagrin Boulevard, Suite 1150
  Cleveland, Ohio 44122
Axiom Venture Partners Limited Partnership (10)..........................    582,253        9.1%
  242 Trumbull Street
  Hartford, Connecticut 06103
Oxford BioScience Funds (8)..............................................    647,252       10.2%
  315 Post Road West
  Westport, Connecticut 06880
Deltec Asset Management Corporation (11).................................    497,600        7.8%
  535 Madison Ave.
  New York, NY 10022
The TCW Group, Inc. (12).................................................    334,600        5.3%
  865 South Figueroa Street
  Los Angeles, CA 90017
Robert Day (12)..........................................................    334,600        5.3%
  200 Park Avenue, Suite 2200
  New York, NY 10166
Weiss, Peck & Greer, L.L.C. (13).........................................    381,100        6.0%
  One New York Plaza
  New York, NY 10004
All directors and executive officers as a group (13 persons).............  2,103,701       32.3%

---------------

* Less than one percent.

(1) The number of Common Shares deemed outstanding includes (i) 6,365,414 Common Shares outstanding as of April 11, 1997 and (ii) with respect to each of the following individuals and group the following number of Common Shares which may be exercised pursuant to options within 60 days after April 11, 1997: Dr. Green (6,250 shares); Mr. Harris (21,500 shares); Mr. Mendelson (1,500 shares); Dr. Stote (21,500 shares); Mr. Terwoord (5,250 shares); Mr. Messinger (28,500 shares); Dr. Walton (1,500 shares); Axiom Venture Partners Limited Partnership ("Axiom") (3,167 shares); Oxford Bioscience Management Partners ("OBM") (3,167 shares); Brantley Venture Partners II, L.P. ("Brantley") (5,166 shares); all directors and executive officers as a group (153,834 shares).

(2)  Includes 150,00 Common Shares held by Dr. Green's wife.

(3)  Reflects 200 Common Shares held by Mr. Biro's wife.

(4) Includes 400 Common Shares held by Mr. Harris' wife and 44,634 shares held in trust for Mr. Harris.

(5) Includes 577,586 shares owned by Axiom. Also includes 3,167 Common Shares issuable upon exercise of options owned by Axiom that are currently exercisable. Mr. Mendelson, a director of the Company, is a general partner of Axiom and may be deemed to be a beneficial owner of the shares held by Axiom.

(6) Includes 40,000 shares held by Mr. Terwoord's wife and 27,967 shares held in trust for Mr. Terwoord.

(7)  On April 11, 1997, Mr. Messinger terminated his employment with the
     Company.

(8) Includes 408,690 and 120,517 Common Shares owned by Oxford BioScience Partners, L.P. ("Oxford") and Oxford BioScience Partners (Adjunct), L.P. ("Oxford Adjunct"), respectively, of which OBP Management, L.P. ("OBP") is the general partner, and 113,378 Common Shares owned by Oxford BioScience Partners (Bermuda) Limited Partnership ("Oxford Bermuda"), of which OBP Management (Bermuda) Limited Partnership ("OBP Bermuda") is the general partner. OBP may be deemed to be the beneficial owner of shares owned by Oxford Bermuda. Also includes 3,167 and 1,500 Common Shares issuable upon exercise of options owned by OBM and Dr. Walton, respectively, that are currently exercisable. Dr. Walton, a Director of the Company, is a general partner of OBP, OBP Bermuda and OBM and may be deemed to be a beneficial owner of the shares held by such entities.

(9)  On December 24, 1996, Dr. Linberg terminated his employment with the
     Company.

(10) Includes 1,500 Common Shares issuable upon exercise of options owned by Mr. Mendelson that are currently exercisable. Mr. Mendelson is a general partner of Axiom.

(11) Shares are held by Deltec Asset Management Corporation ("Deltec") for the account of its brokerage or investment or advisory clients over whose accounts Deltec exercises discretionary authority as to voting, disposition and other matters. Such clients have the right to receive dividends and the proceeds of the sale of such shares. The information provided herein with respect to Deltec's beneficial ownership of the Company's Common Shares was obtained solely from Amendment No. 1 to the Schedule 13G filed with the Securities and Exchange Commission on February 4, 1997 by Deltec.

(12) Various persons other than The TCW Group, Inc. ("TCW") and Mr. Day have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Shares of the Company. Mr. Day is an individual who may be deemed to control TCW and other holders of the Common Shares of the Company. TCW and Mr. Day deny beneficial ownership of the Common Shares. The information provided herein with respect to the beneficial ownership of the Company's Common Shares by TCW and Mr. Day was obtained solely from the Schedule 13G filed with the Securities and Exchange Commission on February 12, 1997 by TCW.

(13) Shares are held by Weiss, Peck & Greer, L.L.C. ("WPG") for the discretionary accounts of certain clients. Each client has the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, such shares purchased for his account. WPG expressly disclaims beneficial ownership of the Common Shares. The information provided herein with respect to WPG's beneficial ownership of the Company's Common Shares was obtained solely from the Schedule 13G filed with the Securities and Exchange Commission on February 11, 1997 by WPG.

                             ELECTION OF DIRECTORS

     The Company's Third Amended and Restated Code of Regulations provide that the Board of Directors shall consist of such number of Directors, between three and 15, as the Board determines from time to time. The size of the Board is currently set at seven members. The Board is divided into three classes, with one class being elected each year for a three-year term. At the Annual Meeting, one Director is to be elected to serve until the Annual Meeting of Shareholders to be held in 2000. The Director elected will serve until her successor is duly elected and qualified. The Board of Directors' nominee for election as Director is Dr. Mary L. Westrick.

     Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the nominee set forth below as Director of the Company for a three-year term. In the event of the death or inability to act of the nominee, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors has no reason to anticipate that this will occur. In no event will the accompanying proxy be voted for more than one nominee or for a person other than that person named below or any such substitute nominee for her.

     Set forth below is certain information concerning the nominee for election at the Annual Meeting as well as Directors who will continue in office subsequent to the Annual Meeting.

NOMINEE FOR ELECTION AT 1997 ANNUAL MEETING

     Mary L. Westrick, Ph.D. Dr. Westrick is a Director nominee of the Company. Dr. Westrick has served as Vice President of the Company since the Company's acquisition of GFI Pharmaceutical Services, Inc. ("GFI") in 1996. Dr. Westrick is responsible for the management of all aspects of interventional and noninterventional clinical trials and for administrative operations and quality assurance. Dr. Westrick was a co-founder of GFI and served as GFI's Executive Director, Administrative Services from 1987 to 1996. Dr. Westrick was also co-founder of the Ohio Valley IRB. Dr. Westrick previously held the position of Research Scientist in the Department of Metabolism and Pharmacokinetics at Bristol-Myers Squibb. In that capacity, she was responsible for pre-clinical research and trial design and implementation of Phase I studies and Phase II and Phase III clinical support for central nervous system compounds. Dr. Westrick is 40 years of age.

DIRECTORS CONTINUING IN OFFICE UNTIL 1998 ANNUAL MEETING

     Seth B. Harris Mr. Harris has been a Director of the Company since 1992 and has been the Chairman of Freider the Source, a distributor of consumer products, since 1993. Mr. Harris is the Retired Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company. Mr. Harris is also a Director of Bindley Western Industries, Inc., one of the largest distributors of pharmaceuticals in the United States. Mr. Harris is 57 years of age.

     Alan G. Walton, Ph.D. Dr. Walton has been a Director of the Company since 1994 and, since 1987, has served as a General Partner of Oxford Partners III, Limited Partnership and Oxford Partners III-A, Limited Partnership, the General Partners of Oxford Venture Fund III, Limited Partnership and Oxford Venture Fund III-A Limited Partnership. Since 1992, Dr. Walton has been a General Partner of OBP Management L.P., the General Partner of Oxford BioScience Partners, L.P. and Oxford BioScience (Adjunct), L.P. Dr. Walton has also been a General Partner of OBP Management (Bermuda) Limited Partnership, the General Partner of Oxford BioScience Partners (Bermuda) Limited Partnership. Prior to joining Oxford, Dr. Walton was the

President of University Genetics, Co., a publicly traded biotechnology company and, until 1981, was Professor of Macromolecular Science and Director of the Laboratory for Biological Macromolecules at Case Western Reserve University. Dr. Walton is the author of numerous publications and serves as a Director of Avid Therapeutics. Dr. Walton is 61 years of age.

DIRECTORS CONTINUING IN OFFICE UNTIL 1999 ANNUAL MEETING

     Jeffrey A. Green, Pharm.D., FCP. Dr. Green has served as the President and Chief Executive Officer and a Director of the Company since 1992. Dr. Green founded the Company in 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 125 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green is 41 years of age.

     Timothy G. Biro Mr. Biro has been a Director of the Company since 1992. Mr. Biro is a consultant and venture capitalist working with Cleveland Tomorrow, an economic development corporation. Prior to joining Cleveland Tomorrow, Mr. Biro was a General Partner of Brantley Venture Partners II, L.P. and Brantley Venture Partners III, L.P. Prior to joining Brantley Venture Partners in 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania. He is a Director of OXIS International, Inc., a developer of pharmaceuticals to treat diseases of oxidative stress. Mr. Biro is 43 years of age.

     Robert M. Stote, M.D. Dr. Stote has been a Director of the Company since 1993 and has served as the Senior Vice President and Chief Science Officer and a Director of Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Prior to that time, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President -- Clinical
Pharmacology -- Worldwide from 1987 to 1989. Dr. Stote was Chief of Nephrology at Presbyterian Medical Center in Philadelphia from 1972 to 1989 and served as Clinical Professor of Medicine at the University of Pennsylvania. Dr. Stote is 57 years of age.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee. Currently, Messrs. Alan C. Mendelson and James A. Terwoord and Dr. Walton are members of the Audit Committee and Messrs. Biro and Harris and Dr. Stote are members of the Compensation Committee.

     The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee members review the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. The Audit Committee met two times during the 1996 fiscal year.

     The Compensation Committee has the authority to administer the Company's stock option plans, including the selection of optionees and the timing of option grants, and to review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Compensation Committee met once during the 1996 fiscal year.

     The Company does not have a standing nominating committee or a committee performing similar functions.

     During the last fiscal year, the Board met seven times. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each served during the period for which each was a member of the Board.

                           COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash compensation for their service on the Company's Board. However, they do receive reimbursement for reasonable expenses incurred in attending Board meetings. Directors of the Company who are not also employees receive options to purchase Common Shares under the Company's Amended and Restated 1996 Outside Directors' Stock Option Plan. Under the terms of this plan, each non-employee Director of the Company receives an annual option grant to purchase 1,500 Common Shares at an exercise price equal to the fair market value of a share on the date of grant. As of February 28, 1997, options to purchase an aggregate of 18,000 Common Shares had been awarded under this plan at exercise prices ranging from $8.25 to $9.60. Options awarded under this plan vest six months after the date of grant and expire ten years from the date of grant. Prior to the Company's initial public offering in June 1996, Directors received options under other option plans maintained by the Company, as described below.

     Non-employee Directors received options to purchase Common Shares under the Company's Amended and Restated 1992 Share Incentive Plan (the "1992 Plan"). Options to purchase an aggregate of 55,000 Common Shares were awarded to non-employee Directors under the 1992 Plan at an exercise price of $0.15 per share. Each Director who is not a Named Executive Officer (listed in the Summary Compensation Table) received options to purchase the following numbers of shares under the 1992 Plan: Mr. Harris, 25,000 shares; Dr. Stote, 25,000 shares, and Mr. Terwoord, 5,000 shares. In addition, prior to the Company's initial public offering in June 1996, members of the Board who were designated to serve as such by one of the Investors (as defined) received, in lieu of Directors' fees, options to purchase Common Shares having a value equal to $1,000 for each meeting attended ($500 for each meeting attended by telephone). These awards were made under the Company's Amended and Restated 1994 Directors' Share Option Plan (the "1994 Plan"). An aggregate of 10,000 Common Shares were awarded under the 1994 Plan at exercise prices ranging from $0.80 to $9.60 per share.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation, as well as total compensation during the Company's last three fiscal years, paid to the Company's Chief Executive Officer, the three highest paid officers and the former Vice President of Clinical Program Development (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                        ANNUAL          ------------
                                                   COMPENSATION(1)       SECURITIES
                                        FISCAL   --------------------    UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(2)
--------------------------------------  ------   ---------   --------   ------------   ------------------
Dr. Jeffrey A. Green..................   1996    $ 150,000   $     --          --            $   --
President and Chief Executive Officer    1995      120,000         --      25,000(3)             --
                                         1994      110,000         --          --                --
Debra S. Adamson (4)..................   1996      131,745         --          --             3,305
Vice President of Collaborative
  Partners
Dr. Steven E. Linberg.................   1996      110,423    228,500          --                --
Vice President for Clinical Program      1995        9,167         --      25,000(5)             --
  Development
Nathan F. Messinger...................   1996      116,667         --       3,000(6)             --
Vice President of Business Development   1995      100,000     72,397      61,000(6)            955
                                         1994       90,000     10,115      20,000(6)            680
Dr. Mary L. Westrick (4)..............   1996      140,414         --          --             2,907
Vice President of Corporate Operations

---------------

(1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

(2) The items reflected in this column consist of life insurance premiums.

(3) Dr. Green's options were granted on July 1, 1995 at an exercise price of $4.15 per share, 25% of which are exercisable on each of July 1, 1996, July 1, 1997, July 1, 1998 and July 1, 1999.

(4) Ms. Adamson and Dr. Westrick were not employees of the Company at any time during 1994 or 1995.

(5) Dr. Linberg's options were granted on December 1, 1995 at an exercise price of $7.00 per share, 25% of which became exercisable on December 1, 1996, the remaining unexercisable options were canceled upon his termination of his employment. Dr. Linberg was not an employee during 1994.

(6) Mr. Messinger's options were granted as follows: (i) 20,000 on April 1, 1994 at an exercise price of $0.15 per share, 25% of which are exercisable on each of April 1, 1995, April 1, 1996, April 1, 1997 and April 1, 1998; (ii) 50,000 on March 1, 1995 at an exercise price of $4.15 per share, 25% of which are exercisable on each of March 1, 1996, March 1, 1997, March 1, 1998 and March 1, 1999; (iii) 1,000 on July 1, 1995
    at an exercise price of $4.15 per share, which became fully exercisable on July 1, 1996; (iv) 10,000 on July 1, 1995 at an exercise price of $4.15 per share, 25% of which are exercisable on each of July 1, 1996, July 1, 1997, July 1, 1998 and July 1, 1999; and (v) 3,000 on July 29, 1996, at an
    exercise price of $10.50 per share, 50% of which become exercisable on each of July 29, 1997 and July 29, 1998. Effective April 11, 1997, upon Mr. Messinger's termination of his employment, all of his unexercised options were canceled.

OPTION GRANTS

     The following table sets forth certain information relating to grants of stock options made during the year ended December 31, 1996 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above.

                                                                                               POTENTIAL
                                                INDIVIDUAL GRANTS                         REALIZABLE VALUE AT
                            ---------------------------------------------------------       ASSUMED ANNUAL
                            NUMBER OF        % OF TOTAL                                     RATES OF STOCK
                            SECURITIES        OPTIONS         EXERCISE                    PRICE APPRECIATION
                            UNDERLYING       GRANTED TO       OR BASE                     FOR OPTION TERM(3)
                             OPTIONS        EMPLOYEES IN       PRICE       EXPIRATION     -------------------
           NAME             GRANTED(1)     FISCAL YEAR(2)      ($/SH)         DATE         5%($)      10%($)
--------------------------  ----------     --------------     --------     ----------     -------     -------
Dr. Jeffrey A. Green......        --              --%          $   --             --      $    --     $    --
Debra S. Adamson..........        --              --               --             --           --          --
Dr. Steven E. Linberg.....        --              --               --             --           --          --
Nathan F. Messinger.......     3,000             3.2            10.50        7/30/07       51,310      81,703
Dr. Mary L. Westrick......        --              --               --             --           --          --

---------------

(1) All options were awarded at an exercise price equal to the fair market value of the Common Shares on the date of grant.

(2) Based on an aggregate of 93,800 options granted to employees under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan, including the Named Executive Officer indicated above.

(3) Potential realizable value is based upon certain assumed rates of appreciation pursuant to rules prescribed by the Securities and Exchange Commission and do not represent an estimate by the Company of its future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Shares. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain information concerning the number of securities underlying unexercised stock options held by each of the Named Executive Officers as of December 31, 1996.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                       OPTIONS AT DECEMBER 31,           IN-THE-MONEY OPTIONS AT
                          STOCK                                1996(#)                   DECEMBER 31, 1996(%)(1)
                       ACQUIRED ON       VALUE       ----------------------------    -------------------------------
         NAME          EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE(2)    UNEXERCISABLE
----------------------------------    -----------    -----------    -------------    --------------    -------------
Dr. Jeffrey A. Green...     --            $--            6,250          18,750          $ 41,250         $ 123,750
Debra S. Adamson.......     --             --               --              --                --                --
Dr. Steven E.
  Linberg..............     --             --            5,000              --            18,750                --
Nathan F. Messinger....     --             --           41,000          63,000           370,600           456,750
Dr. Mary L. Westrick...     --             --               --              --                --                --

---------------

(1) Options are in-the-money if the market value of the Common Shares at the end of the Company's fiscal year exceeds the exercise price.

(2) Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 1996 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $10.75, the closing price for the Company's Common Shares as reported by the Nasdaq Stock Market, Inc. on December 31, 1996.

EMPLOYMENT AGREEMENTS

     The Company is a party to employment agreements with each of its Named Executive Officers. In 1994, the Company entered into an employment agreement with Dr. Green which provides for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement may be changed from time to time as determined by the Compensation Committee and so long as evidenced by a written memorandum executed by the parties. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to the Company's executives and/or employees. Dr. Green's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, under his agreement, Dr. Green is entitled to terminate his employment for "good reason." "Good reason" for such termination will exist if at any time, except in connection with the termination of Dr. Green's employment in strict compliance with the terms of the agreement, the Board of Directors fails to elect Dr. Green to his current position with the Company or significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) a breach of the material provisions of the employment agreement or (iii) a willful failure to perform his duties as required under the agreement.

     Mr. Messinger's employment agreement with the Company was entered into in 1993 and is similar to that entered into with Dr. Green. If Mr. Messinger were terminated other than for cause, he would have been entitled to continue to receive his salary and benefits for a period equal to the lesser of one year or through the expiration of the original four-year term of the agreement. If Mr. Messinger's employment were terminated in connection with the sale of the Company, he would have been entitled to receive a lump-sum payment equal to two months base salary for each full year of service. Under the terms of his employment agreement and upon his April 11, 1997 termination from employment, the Company has the right to repurchase 40% of the Common Shares that Mr. Messinger owns or has the right to acquire. Any repurchase of Common Shares under the terms of the agreement will be made at a price equal to the fair market value of such shares determined in accordance with the provisions of the Second Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement"). To the extent that the Company does not exercise such right within a specified time period, certain other shareholders of the Company will have the right to acquire such shares on the same terms in accordance with the terms of such Shareholders' Agreement.

     Ms. Adamson and Dr. Westrick's employment agreements with the Company were entered into February 1996 in connection with the Company's acquisition of GFI. These employment agreements are similar to Dr. Green's employment agreement except that they: (i) provide for an initial term of five years; (ii) provide Ms. Adamson and Dr. Westrick with the right to participate in all of GFI's benefit plans if they are not revised to be consistent with the Company's benefit plans; (iii) provide the Company with the right to terminate Ms. Adamson or Dr. Westrick for "sufficient reason" and provide them with the right to their base salary for one year following the date of such termination; (iv) provide that if Ms. Adamson or Dr. Westrick terminate their employment for "good reason," they will be entitled to receive their base salary for one year following the date of such termination; and (v) provide that, if the Company terminates Ms. Adamson or Dr. Westrick without "cause" or "sufficient reason," they are entitled to receive their base salary for two years following the date of such termination. For purposes of the agreements, "sufficient reason" for such termination will mean a good faith determination of the Chief Executive Officer of the Company that either of Ms. Adamson or Dr. Westrick has failed (i) to adequately perform her duties, (ii) to exercise and employ a level of judgment and skill in the management of the Company and the supervision of its employees commensurate with her position and comparable to other executives of similar companies or (iii) to achieve the business objectives established from time to time by the Chief Executive Officer and the employee. Additionally, the Company has agreed to use its best efforts to cause either Ms. Adamson or Dr. Westrick to be elected to the Company's Board of Directors.

     Dr. Linberg's employment agreement provided for an initial term of four years and a base salary to be reviewed by the Compensation Committee on an annual basis. Pursuant to the terms of its employment agreement with Dr. Linberg, the Company paid Dr. Linberg a one-time sign-on bonus in the amount of $200,000 and a one-time non-discretionary bonus of $28,500. If Dr. Linberg's employment with the Company was terminated without cause or in connection with a sale of the Company, he would have been entitled to continue to receive his base salary for one year following the date of termination. In addition, if Dr. Linberg's responsibilities, duties, powers or authorities were significantly diminished subsequent to a sale of the Company, he would have been entitled to voluntarily terminate his employment and receive either a lump sum payment equal to one year's salary or, at his option, a release from the non-competition provisions of the agreement. In December, 1996, Dr. Linberg resigned from the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors administers the Company's stock option plans, including the selection of optionees and the timing of option grants; and reviews and monitors key employee compensation and benefits policies and administers the Company's management compensation plans. The current members of the Compensation Committee are Messrs. Biro and Harris and Dr. Stote, all of whom are non-employee Directors of the Company.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's President and Chief Executive Officer and the other Named Executive Officers.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. In the opinion of the Committee, it reflects competitive conditions of peer group companies. To some extent, elements of compensation are designed to vary as Company performance varies. In general, the elements of compensation that most typically have a significant relationship to Company performance are awards under its stock option and bonus plans. The Committee's decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

     The Company has entered into employment agreements with each of its executive officers at the time these individuals joined the Company. The Committee believes that employment agreements are a useful tool in attracting and retaining qualified executives.

     Section 162(m) of the Internal Revenue Code limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is "performance based" within the meaning of Section 162(m). In light of the current compensation levels of the Company's executive officers, the Committee has not recommended modifications to the Company's compensation plans in response to Section 162(m). The Committee anticipates that it will evaluate the implications of Section 162(m) on the Company's compensation arrangements from time to time in the future.

     Set forth below is a discussion of the various components of the compensation arrangements provided to the executive officers, as well as a discussion of the compensation arrangements provided to the Company's President and Chief Executive Officer.

1996 COMPENSATION DECISIONS

     Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive's employment agreement. The primary factor in setting salary levels pursuant to these agreements was the Company's desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Salary levels for executive officers reflect the

Committee's judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives' respective positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Committee's assessment of the individual's performance and contribution to Company performance are the primary criteria influencing salary decision. In making salary adjustments for the current fiscal year, the Committee measured performance primarily by reference to its view of the contribution of each executive to putting the Company in a position to undertake an initial public offering. For those executives who joined the Company during the year, the primary factor in setting salary levels was the Company's desire to provide compensation in amounts sufficient to induce these individuals to join the Company.

     Stock Options. The Company uses stock options as a long-term incentive program for executive officers. Stock options are used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company's shareholders over comparable periods. Stock options also provide executive officers with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers stock option awards throughout the year. In determining the number of options awarded to an individual executive officer, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility and upon recommendations made by the Company's President and Chief Executive Officer. The Committee's decisions concerning individual option awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question.

     The Company awarded options to purchase an aggregate of 61,500 Common Shares to the executive officers of the Company with respect to their performance during the 1996 fiscal year. All of these options are subject to a four-year vesting schedule commencing on the first anniversary of the date of grant. Of these options, only options to purchase an aggregate of 3,000 Common Shares were awarded during the 1996 fiscal year and are reflected in the 1996 compensation tables.

     Bonuses. Pursuant to the terms of its employment agreements with the executive officers of the Company, the Company may pay additional compensation in the form of discretionary bonuses. In general, the bonus structure is open-ended and the bonus amount in any given year is determined by the Committee. Bonuses may be provided either in the form of cash, Common Shares or a combination of the two, as the Committee determines. With the exception of one executive officer whose employment agreement provided for the payment of a bonus, the Company did not pay bonuses to its executive officers with respect to 1996.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Green's 1996 performance was reviewed by the Committee in light of his 1995 compensation arrangements and his significant role in strengthening the Company's financial position in 1996 as compared to 1995. The Committee's recommendation to the Board that Dr. Green's base salary be increased to $180,000 was predicated upon Dr. Green's role in positioning the Company to undertake an initial public offering. In addition to leading the Company through the completion of its successful initial public offering, Dr. Green was instrumental in bringing about the Company's acquisition of GFI Pharmaceutical Services, Inc. and Walker Clinical Evaluations. Both the Company's acquisitions and its initial public offering further the Company's ability to expand its affiliated site network and to promote internal financial growth through its contract research services. The Committee's recommendation to the Board that Dr. Green be awarded options to purchase 25,000 Common Shares in respect of his performance during the 1996 fiscal year was based on its assessment of Dr. Green's key position in bringing about these events and in bringing the Company to its most financially successful year since the Company's formation.

                                          THE COMPENSATION COMMITTEE
                                          Timothy G. Biro
                                          Seth B. Harris
                                          Dr. Robert M. Stote

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has engaged in various private transactions with the members of its Compensation Committee or entities with which they are affiliated. The Company believes that these transactions have been on terms no less favorable to the Company that could have been obtained from unaffiliated third parties.

     The Company engaged in various private equity financing transactions with Brantley, Mr. Harris, Dr. Stote and other shareholders in 1992, 1993 and 1994. As a result of those transactions, Brantley, Mr. Harris and Dr. Stote are among the parties to a registration rights agreement with the Company under which they have been provided with certain rights to have their Common Shares registered under the Securities Act of 1933, as amended (the "Securities Act"). Mr. Biro was at that time a general partner of Brantley. See "Certain Transactions".

                               PERFORMANCE CHART

     The following line graph compares the percentage change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq Stock Market -- U.S. Index and the Nasdaq Health Services Index for the period commencing June 11, 1996 (the initial trading date for the Company's Common Shares) and ending December 31, 1996. The graph assumes an investment of $100 on June 11, 1996, a reinvestment of dividends (no dividends were declared on the Company's Common Shares during the period) and actual market value increases and decreases of the Company Common Shares relative to an initial investment of $100.

     The Company believes the information provided has only limited relevance to an understanding of the Company's compensation policies during the indicated period, does not appropriately reflect all matters considered by the Company in developing its compensation strategy and is not necessarily indicative of future price performance.

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*
 AMONG COLLABORATIVE CLINICAL RESEARCH, INC., THE NASDAQ STOCK MARKET-US INDEX
                     AND THE NASDAQ HEALTH SERVICES INDEX.

                                              COLLABORATIVE
        MEASUREMENT PERIOD                      CLINICAL          NASDAQ STOCK        NASDAQ HEALTH
      (FISCAL YEAR COVERED)                  RESEARCH, INC.         MARKET-US            SERVICES
06/11/96                                           100                 100                 100
6/96                                                86                  95                  95
7/96                                                82                  87                  84
8/96                                               107                  92                  90
9/96                                               100                  99                  94
10/96                                              104                  98                  82
11/96                                               87                 104                  82
12/96                                               80                 104                  83

         * $100 invested on 6/11/96 in stock or on 5/31/96 in index-including reinvestment of dividends.
          Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

     In connection with its various financing transactions, the Company entered into certain agreements with certain of its Directors, executive officers and shareholders who beneficially own more than five percent of the Company's Common Shares. Since these arrangements were the result of arm's length negotiation among the Company and these shareholders prior to their acquisition of an interest in the Company, the Company believes that the agreements are on terms no less favorable to it than could have been obtained from unaffiliated third parties. Relationships between the Company and those investors who are affiliated with members of the Compensation Committee of the Board of Directors are described under the caption "Compensation Committee Interlocks and Insider Participation."

     As a result of its various financing transactions, the Company is a party to a registration rights agreement with Brantley, Oxford, Oxford Bermuda, Oxford Adjunct, Axiom, Drs. Green, Kasmer, Stigelman, Stote and Westrick, Messrs. Harris and Terwoord and Ms. Adamson, each of whom is either a Director, executive officer or beneficial owner of greater than 5% or more of the Company's Common Shares. Under the terms of this agreement, the holders of an aggregate of 2,058,280 Common Shares acquired upon conversion of the Company's Series A and Series C Preferred Shares (the "Registrable Shares") have the right to demand, no more than once every six months, registration under the Securities Act of Common Shares having a market value of at least $5,000,000 (in the case of a registration on Form S-1) or $1,000,000 (in the case of a registration on Form S-2 or S-3). Such demand right may be exercised by the holders of 40% of the Registrable Shares. The holders of Registrable Shares may exercise their right to demand registration of the Registrable Shares on Form S-1 up to two times at the Company's expense, and any demand registrations on Form S-2 or S-3 an unlimited number of times at the Company's expense. Although the holders of Registrable Shares have the right to demand additional registrants on Form S-1, they will be required to pay their share of the expenses associated with such registration. The agreement also provides the holders of an aggregate of 809,634 Common Shares (the "Related Shares"), with the limited right to participate, at their own expense, in a registration statement demanded by the holders of Registrable Shares. In addition, under certain conditions, the holders of Registrable Shares and Related Shares have the limited right to include some or all of such shares in any registration statement filed by the Company with respect to the sale of its Common Shares.

                     PROPOSAL TO APPROVE AN INCREASE IN THE
                NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE
          UNDER THE COMPANY'S AMENDED AND RESTATED 1996 KEY EMPLOYEES
                       AND CONSULTANTS STOCK OPTION PLAN

     Shareholders will be asked at the Annual Meeting to vote on a proposal to approve an increase in the number of Common Shares authorized for issuance under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan (the "Key Employees Plan") from 182,667 Common Shares to 557,667 Common Shares.

     The Key Employees Plan was adopted by the Company's Board of Directors on February 29, 1996 and approved by the Company's shareholders on May 2, 1996. The Key Employees Plan was subsequently amended on September 20, 1996. As of February 28, 1997, there were only 31,967 Common Shares available for future grant under the Key Employees Plan and no Common Shares available for issuance under the 1992 Plan. The purpose of the Key Employees Plan is to promote the Company's success by aligning employee financial interests with long-term shareholder value. Currently, the Company operates a small, growth-oriented business. As such, stock option awards and stock-based compensation play an integral role in providing compensation to the Company's current employees, attracting talented new employees and potential acquisition candidates. Therefore, the Compensation Committee and the Board of Directors approved the authorization of an increase in the number of Common Shares available for issuance under the Key Employees Plan to 557,667 in order to continue to have access to a sufficient pool of Common Shares to be covered by stock options to provide incentives to key management and other employees of the Company.

GENERAL PLAN INFORMATION

     The effective date of the Key Employees Plan was February 29, 1996. By its terms, the Key Employees Plan will terminate on February 29, 2007; however, the Key Employees Plan expiration will not affect any outstanding option. The Key Employees Plan provides for the issuance of Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code (the "Code"), to key employees and non-qualified stock options to both key employees and consultants. The Key Employees Plan also permits the granting of stock appreciation rights, which provide an optionee with the right to elect a payment equal to the appreciation of the value of the Company's Common Shares. Payment of the stock appreciation rights may be made in cash, Common Shares or a combination thereof.

ADMINISTRATION

     The Key Employees Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms and conditions of the Key Employees Plan, the Committee has full and final authority in its absolute discretion: (i) to select the key employees and consultants to whom options will be granted,
(ii) to determine the number of Common Shares subject to any option, (iii) to determine the time when options will be granted, (iv) to determine the option price of Common Shares subject to an option, (v) to determine each option's vesting schedule, (vi) to determine whether an option is to be an incentive stock option, (vii) to determine whether and according to what value stock appreciation rights shall be made a part of any option, (viii) to prescribe the form and set the provisions of any option agreements entered into under the Key Employees Plan, (ix) to adopt, amend and rescind rules as may be advisable in the administration of the Key Employees Plan, and (x) to construe and interpret the Key Employees Plan, the rules and regulations and the instruments evidencing options granted under the Key Employees Plan and make all other determinations required for the administration of the Key Employees Plan. Any decision made or action taken by the Committee in connection with such administration will be, to the extent permitted by law, conclusive and binding upon all optionees and any person claiming under or through any optionee.

     Except as required to make the Key Employees Plan and the option agreements consistent with changes in governing law, approval of the Company's shareholders is required for any action of the Committee or the Board of Directors which results in: (i) amending, modifying or altering the eligibility requirements of the Key Employees Plan, (ii) increasing or decreasing, except in certain circumstances as provided in the Key Employees Plan, the maximum number of shares for which options may be granted, (iii) decreasing the minimum option price per share at which options may be granted under the Key Employees Plan,
(iv) extending either the maximum period during which an option is exercisable as provided in the Key Employees Plan or the date on which the Key Employees Plan terminates, (v) changing the requirements relating to the Committee, or
(vi) making any other change which would cause an incentive stock option granted under the Key Employees Plan to no longer qualify as such under the Code.

SECURITIES TO BE OFFERED

     Under the terms of the Key Employees Plan, up to 182,667 Common Shares were available, at the discretion of the Committee, for grants of options. However, the Key Employees Plan provides that the maximum number of Common Shares subject to incentive stock options may not exceed $100,000 in any calendar year in which any incentive stock options become exercisable. Either treasury shares, authorized and unissued shares or both may be issued, in such amounts, within the maximum limits of the Key Employees Plan, as the Committee shall from time to time determine. All Common Shares which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Key Employees Plan to any key employee or consultant. In the event that, subsequent to the date of adoption of the Key Employees Plan by the Board of Directors, the outstanding Common Shares of the Company should be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Key Employees Plan and each Common Share available for additional grants of options under the Key Employees Plan, the number and kind of shares or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (iii) the Committee shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights.

EMPLOYEES AND CONSULTANTS ELIGIBLE FOR OPTIONS

     Options may be granted from time to time in the discretion of the Compensation Committee to such key employees and consultants, as designated by the Compensation Committee, whose initiative and efforts contribute to the Company's continued growth and future success. The Compensation Committee may grant more than one option, with or without stock appreciation rights, to the same key employee; however, the Compensation Committee may not grant incentive stock options to consultants.

OPTION PROVISIONS

     Option Price. The option price per share which is the subject of an incentive stock option under the Key Employees Plan will be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of the Company's Common Shares on the date such an option is granted. The option price per share under each option granted pursuant to the Key Employees Plan which is not an incentive stock option will be determined by the Compensation Committee at the time of grant.

     Period of Option. The Compensation Committee determines when each option is to expire; however, no option may be exercisable for a period of more than ten years from the date upon which the option is granted.

     Limitations on Exercise and Transfer of Options. Any option which is an incentive stock option shall not be transferable other than by will or the laws of descent and distribution, and the option may be exercised during the lifetime of the optionee only by the optionee. All or any portion of an option that is not an incentive stock option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee's immediate family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee's immediate family and (iii) any person or entity who is an "affiliate" of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act. Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option; (b) the transferee delivers to the Company a fully executed joinder to the option agreement; and (c) that the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

     Exercise of Option. The Committee may, in its absolute discretion, require that prior to the exercise of all or any part of any option, the optionee must have been an employee or consultant for a specified period after the date such option was granted. Upon completion of the required period or periods, if any, the option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period. Options may be exercised (i) by the optionee giving written notice to the Company of his or her intention to exercise accompanied by full payment of the purchase price in cash or, with the consent of the Committee, in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made and (ii) by making appropriate arrangements for the satisfaction of tax withholding requirements.

     The Compensation Committee may allow the optionee to satisfy his or her tax withholding obligations arising in connection with the exercise of an option in whole or in part by (i) the Company withholding from the Common Shares to be issued upon exercise of the option, the number of Common Shares to which the optionee and the Company have agreed, but only if the optionee has had on file with the Company for at least a six month period a standing election to have the Company withhold Common Shares to satisfy tax withholding obligations, which election form by its terms shall not be alterable or revocable for at least a six month period or (ii) the optionee's delivery to the Company of Common Shares having a fair market value equal to the withholding obligation required of the optionee.

     Termination of Employment. Generally, if the optionee ceases to be an employee or consultant of the Company or its subsidiaries, his or her options shall terminate on the date he or she ceases to be an employee or consultant, and neither such optionee nor any other person will have any right after such date to exercise all or any part of such options. If the option is an incentive stock option, the option agreement may not permit an exercise of the option after more than three months if the optionee terminates employment for a reason other than death or disability or after more than one year if the optionee terminates employment for death or disability.

STOCK APPRECIATION RIGHTS

     The Compensation Committee may provide that an optionee may have the right with respect to all or a portion of the options granted to elect payment in lieu of exercising such options. Alternatively, the Compensation Committee may provide that an optionee will have the right with respect to all or a portion of the options granted to him or her to receive consideration upon exercising such options in addition to any Common Shares purchased upon exercise thereof. Stock appreciation rights shall be exercisable only at such times and by such persons as are specified in the option agreement governing the stock option with respect to which the stock appreciation rights were granted. The amount payable upon the exercise of a stock appreciation right shall be payable in one or more of the following manners, as shall be decided by the

Compensation Committee: (i) cash, (ii) fully paid Common Shares having a fair market value equal to such amount or (iii) a combination of cash and Common Shares.

INCOME TAX TREATMENT

     Incentive Stock Options. With respect to an incentive stock option, the optionee will realize no income for federal income tax purposes upon the grant or exercise of the option, but the difference between the option price and the fair market value of the shares at the date of issuance of the Common Shares to the optionee (following exercise of the incentive stock option) will constitute an item of tax preference under the alternative minimum tax. The alternative minimum tax is paid only if it exceeds the regular tax.

     If no disposition of Common Shares acquired through the exercise of an incentive stock option is made by the optionee within one year after the issuance of the Common Shares to him or her upon exercise, and within two years after the grant of the option, any amount realized by the optionee in the event of a sale of his or her Common Shares that is in excess of his or her cost will be taxed as a long-term capital gain.

     Non-Qualified Stock Options. With respect to a non-qualified stock option, an optionee will not realize income upon the granting of such an option; however, in any year in which an optionee exercises a part or all of such option, the excess, if any, of the fair market value of the Common Shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year.

     Stock Appreciation Rights. The granting of stock appreciation rights will not produce taxable income to the optionee or a tax deduction to the Company. Upon exercise of such rights, the amount of any cash received and the fair market value on the transfer date of any Common Shares received will be taxable to the employee as compensation at ordinary income rates and deductible by the Company.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL.

                     PROPOSAL TO APPROVE AN INCREASE IN THE
                NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE
             UNDER THE COMPANY'S AMENDED AND RESTATED 1996 OUTSIDE
                          DIRECTORS STOCK OPTION PLAN

     Shareholders will be asked at the Annual Meeting to vote on a proposal to approve an increase in the number of Common Shares authorized for issuance under the Company's Amended and Restated 1996 Outside Directors Stock Option Plan (the "Directors Plan") from 25,000 Common Shares to 50,000 Common Shares.

     The Directors Plan was adopted by the Company's Board of Directors on February 29, 1996 and approved by the Company's shareholders on May 2, 1996. The Directors Plan was subsequently amended on September 20, 1996. As of February 28, 1997, there were only 7,000 Common Shares available for future grant under the Directors Plan. The purpose of the Directors Plan is to provide those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates ("Outside Directors") with a greater incentive to serve and promote the Company's success by encouraging them to acquire new or additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and development. Currently, the Company operates a small, growth-oriented business. As such, stock option awards and stock-based compensation play an integral role in providing compensation to the Company's current Directors and attracting future Directors. Therefore, the Compensation Committee and the Board of Directors approved the authorization of an increase in the number of Common Shares available for issuance under the Directors Plan to 50,000 in order to continue to have access to a sufficient pool of Common Shares to be covered by stock options to further the purposes of the Directors Plan through the foreseeable future.

GENERAL PLAN INFORMATION

     The effective date of the Directors Plan was February 29, 1996. By its terms, the Directors Plan will terminate on February 29, 2006; however, the Directors Plan's expiration will not affect any outstanding option.

     The Directors Plan provides for the grant to Outside Directors of non-qualified share options, for federal income tax purposes, to purchase not more than an aggregate of 25,000 Shares of the Company. The Company believes that the Directors Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Directors Plan is not qualified under Section 401(a) of the Code.

ADMINISTRATION

     The Directors Plan does not provide the Board of Directors, any committee thereof, or any other person, with discretionary authority with respect its administration. Eligibility criteria for awards of options, as well as the timing, amount, price, vesting, term and other terms of option awards, are set forth in the Directors Plan itself.

SECURITIES TO BE OFFERED

     Under the terms of the Directors Plan, up to an aggregate of 25,000 of the Company's Common Shares, without par value, are available for grants of options to the Directors of the Company. Either treasury or authorized and unissued shares, or both, in such amount or amounts, within the maximum limits of the Directors Plan, as the Board of Directors shall from time to time determine, may be so issued. If an option granted under this Directors Plan is exercised pursuant to the terms and conditions of the Directors Plan, any Shares which are the subject thereof shall not thereafter be available for re-offering under the Directors Plan.

     In the event that, subsequent to the date of adoption of the Directors Plan by the Board of Directors, the outstanding Common Shares of the Company should be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (i) there shall automatically be substituted for each share subject to an unexercised option (in whole or in part) granted under the Directors Plan, each share available for additional grants of options under the Directors Plan and each share made available for grant to each eligible Director pursuant to Section 4 of the Directors Plan, the number and kind of shares or other securities into which each outstanding share shall be changed or for which each such share shall be exchanged, (ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (iii) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

OPTION PROVISIONS

     Automatic Grants. Each eligible Outside Director was automatically granted a non-qualified share option for 1,500 Common Shares as of the date of the Directors Plan's approval by the Company's Board of Directors and will receive a non-qualified share option for 1,500 on each anniversary date thereof. Each Outside Director first appointed or elected to the Company's Board of Directors after the effective date of the Directors Plan shall be granted a non-qualified share option to purchase 1,500 Common Shares as of the date of such appointment or election in addition to a non-qualified share option for 1,500 on each anniversary date thereof. Such grants shall occur automatically without any further action by the Board of Directors.

     Option Price. The option price per Common Share under each option granted pursuant to the Directors Plan shall be equal to the fair market value thereof, but in no event shall such price be less than the par value of such Common Shares.

     Period of Option. Each option granted under the Directors Plan shall expire and all rights to purchase Common Shares pursuant thereto shall cease on the tenth anniversary of the date of grant.

     Vesting of Options. Each option granted under the Directors Plan shall become fully vested and exercisable six months following the date of grant.

     Limitations on Exercise and Transfer of Options. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee's immediate family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee's immediate family and (iii) any person or entity who is an "affiliate" of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the Company a fully executed joinder to the option agreement and (c) the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

     Conditions Governing Exercise of Option. Options are exercisable by the Outside Director by giving written notice to the Company, of the Outside Director's intention to exercise the option and the number of Common Shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

     Termination of Directorship. Subject to the following provisions, if the Outside Director ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her directorship and neither he nor she nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the directorship is due to death, then the option may be exercised within one year after the Outside Director's death by the Outside Director's estate or by the person designated in the Outside Director's last will and testament or to whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the ten-year option period and no option shall be exercisable to any greater extent than the Outside Director would have been entitled to exercise the option at the time of termination or death.

INCOME TAX TREATMENT

     An Outside Director will not realize income upon the granting of a non-qualified option; however, in any year in which an Outside Director exercises a part or all of such option, the excess, if any, of the fair market value of the Common Shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year. An Outside Director may elect, within 30 days after the issuance of Common Shares upon the exercise of an option (which the Internal Revenue Service may assert occurs on the date of exercise), to treat the excess, if any, of the fair market value of the Common Shares on the date of issuance over the option price as ordinary income at that time, and the Company will be entitled to a tax deduction for a like amount. If this election is made, no additional income will be realized by the Outside Director on the date six months after the date of issuance.

     The Company has made provisions for all taxes required in connection with an option exercise to be withheld and/or paid. The Company has the discretion to allow the Outside Director to satisfy tax withholding requirement by (a) the Company withholding from issuance to the Outside Director the number of Common Shares agreed upon by the Company and the Outside Director, so long as the Outside Director has executed an effective standing election to satisfy such tax withholding requirements within at least six months prior to an option exercise; or (b) withholding the number of Common Shares equal to that portion of the withholding obligation for which cash payment has not been made, provided that consent has been given by the Company's Board of Directors.

     As of February 29, 1997, options to purchase an aggregate of 18,000 Common Shares were granted to Outside Directors at a weighted average exercise price of $8.93 per share.

     Except for stock options granted under the Company's Directors Plan, the Company does not intend to compensate directors for any meetings that they attend, but will reimburse them for reasonable expenses that are incurred in attending such meetings.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its executive officers and persons who own more than 10% of a registered class of the Company's Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of the
Section 16(a) filing requirements were satisfied by the Company's directors and executive officers except for the following reports: (i) Mr. Biro's report of his wife's June 10, 1996 purchase of 200 Common Shares at $13.50 per share; (ii) Mr. Harris' report of his wife's June 10, 1996 purchase of 400 Common Shares at $13.50 per share; (iii) Mr. Mendelson's June 10, 1996 purchase of 1,600 Common Shares at $13.50 per share; and (iv) Dr. Walton's February 29, 1996 receipt of an option to purchase 1,500 Common Shares, fully exercisable at $9.60 per share on August 29, 1996, under the Directors Plan.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the Annual Meeting of Shareholders to be held in 1998. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to Collaborative Clinical Research, Inc., 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122,
Attention: Investor Relations and must be received no later than December 20, 1997. Any such notice shall set forth: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of Common Shares held of record, owned beneficially and represented by proxy by such shareholder as of the date of such notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The Chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1996. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire. The representatives will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Upon the receipt of a written request from any shareholder entitled to vote at the Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's Common Shares must set forth a good-faith representation that, as of the Annual Meeting Record Date, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to: Investor Relations, Collaborative Clinical Research, Inc., 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122.

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          Thomas F. McKee
                                          Secretary

April 21, 1997

                        COLLABORATIVE CLINICAL RESEARCH, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING ON MAY 20, 1997.

         The undersigned hereby constitutes and appoints Dr. Jeffrey A. Green and Terry C. Black, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Collaborative Clinical Research, Inc. to be held at The National City Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio on Thursday, May 20, 1997, and at any adjournments thereof, on all matters coming before said meeting.

                                                                                                     FOR    WITHHELD
               1. Election of Director, Nominee: Mary L. Westrick                                     [ ]      [ ]

                                                                                                     FOR    AGAINST     ABSTAIN
               2. Increase of the number of Common Shares authorized for issuance under the Amended   [ ]      [ ]         [ ]
                  and Restated 1996 Key Employees and Consultants Stock Option Plan to 557,667
                  Common Shares.

                                                                                                     FOR    AGAINST     ABSTAIN
               3. Increase of the number of Common Shares authorized for issuance under the Amended   [ ]      [ ]         [ ]
                  and Restated 1996 Optional Directors Stock Option Plan 50,000 Common Shares.

               4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                  (Continued and to be signed on other side)

         (Continued from other side.)

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                        DATE____________________________________

                                        SIGNATURE(S)____________________________

                                        SIGNATURE(S)____________________________

                                             NOTE: Please sign exactly as
                                                   name appears hereon.
                                                   Joint owners should each
                                                   sign. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give
                                                   full title as such.
    P
    R
    O
    X
    Y